Post Q1 2013 Earnings Release Last updated May 17, 2013 I N V E S T O R R E F E R E N C E B O O K

The information contained in this presentation includes certain estimates, projections and other forward- looking information that reflect our current outlook, views and plans with respect to future events, including legislative and regulatory developments, strategy, capital expenditures, development activities, dividend strategies, repurchases of securities, effective tax rates, financial performance, and business model. These estimates, projections and other forward-looking information are based on assumptions that HealthSouth believes, as of the date hereof, are reasonable. Inevitably, there will be differences between such estimates and actual events or results, and those differences may be material. There can be no assurance that any estimates, projections or forward-looking information will be realized. All such estimates, projections and forward-looking information speak only as of the date hereof. HealthSouth undertakes no duty to publicly update or revise the information contained herein. You are cautioned not to place undue reliance on the estimates, projections and other forward-looking information in this presentation as they are based on current expectations and general assumptions and are subject to various risks, uncertainties and other factors, including those set forth in the Form 10-K for the year ended December 31, 2012, the Form 10-Q for the quarter ended March 31, 2013, and in other documents we previously filed with the SEC, many of which are beyond our control, that may cause actual results to differ materially from the views, beliefs and estimates expressed herein. Note Regarding Presentation of Non-GAAP Financial Measures The following presentation includes certain “non-GAAP financial measures” as defined in Regulation G under the Securities Exchange Act of 1934. Schedules are attached that reconcile the non-GAAP financial measures included in the following presentation to the most directly comparable financial measures calculated and presented in accordance with Generally Accepted Accounting Principles in the United States. Our Form 8-K, dated May 17, 2013 to which the following supplemental slides are attached as Exhibit 99.1, provides further explanation and disclosure regarding our use of non-GAAP financial measures and should be read in conjunction with these supplemental slides. Forward-Looking Statements 2

Table of Contents

Our Company.......... 4-17

Industry Structure.......... 18-34

Historical Perspective.......... 35-44

Business Outlook: 2013 to 2015.......... 45-48

Guidance 49-53

Free Cash Flow.......... 54-57

Refinancing and Delevering.......... 58-62

Growth.......... 63-73

Operational Initiatives.......... 74-85

Operational Metrics.......... 86-89

Reconciliations to GAAP.......... 90-96

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Portfolio – As of May 15, 2013 102 Inpatient Rehabilitation Hospitals (“IRF”) • 30 operate as JV’s with Acute Care Hospitals 22 Outpatient Rehabilitation Satellite Clinics 25 Hospital-Based Home Health Agencies 28 + Puerto Rico Number of States ~ 23,000 Employees Key Statistics – Trailing 4 Quarters ~ $2.2 Billion Revenue 125,113 Inpatient Discharges 849,410 Outpatient Visits Patients Served Most Common Conditions (Q1 2013): 1. Neurological 23.0% 2. Stroke 16.3% 3. Other orthopedic conditions 9.5% 4. Fracture of the lower extremity 9.5% 5. Debility 9.4% 4 Marketshare ~ 9% of IRFs (Total in U.S. = 1,139) ~ 19% of Licensed Beds ~ 21% of Patients Served Our Company New Hospitals Littleton, CO; 40-bed hospital; began accepting patients May 15, 2013 Walton acquisition; 58-bed hospital in Augusta, GA; closed April 1, 2013 Under construction; 34-bed hospital in Stuart, FL; expect to be operational Q2 2013 CON approved for 50-bed hospital in Altamonte Springs, FL; expect to be operational Q4 2014 CON approved for 50-bed hospital in Newnan, GA; expect to be operational Q4 2014 Purchased land for 50-bed hospital in Modesto, CA; expect to be operational in Q4 2015 CON approved for 34-bed hospital in Middletown, DE; under appeal CON approved for 40-bed hospital in Franklin, TN; under appeal

Our Hospitals Major Services • Rehabilitation Physicians: manage and treat medical needs of patients • Rehabilitation Nurses: oversee treatment programs of patients • Physical Therapists: address physical function, mobility, safety • Occupational Therapists: promote independence and re-integration • Speech-Language Therapists: treat communication and swallowing disorders • Case Managers: coordinate care plan with physician, caregivers and family • Post-discharge services: outpatient therapy and home health 5 (1) Under this program, Joint Commission accredited organizations, like our hospitals, may seek certification for chronic diseases or conditions such as brain injury or stroke rehabilitation by demonstrating compliance with national standards, demonstrating the effective use of evidence-based clinical practice guidelines to manage and optimize patient care, and demonstrating an organized approach to performance measurement and evaluation of clinical outcomes. Obtaining such certifications demonstrates our commitment to excellence in providing disease-specific care. 92 of our hospitals hold one or more disease-specific certifications from The Joint Commission’s Disease- Specific Care Certification Program. (1)

Our Patients 6 Most Common Conditions (Q1 2013) 1. Neurological 23.0% 2. Stroke 16.3% 3. Other orthopedic conditions 9.5% 4. Fracture of the lower extremity 9.5% 5. Debility 9.4% 6. Knee/Hip replacement 7.1% 7. Brain Injury 7.7% 8. Cardiac conditions 3.9% 9. Spinal cord injury 3.5% 10. All other 10.1% Referral Sources 94% Acute Care Hospitals 5% Physician Offices 1% Skilled Nursing Facilities Admission to an IRF • Physicians and acute care hospital case managers are key decision makers. • All IRF patients must meet reasonable and necessary criteria and must be admitted by a physician. • All IRF patients must be medically stable and have potential to tolerate three hours of therapy per day (minimum). • IRF patients receive 24-hour, 7 days a week nursing care. • Average length of stay ~13.5 days Average Age of a HealthSouth Patient: • All patients = 72 • Medicare FFS = 76 As the 1946-1965 baby boom generation reaches 65, the growth in the number of beneficiaries increases from 2% to about 3%. (1) (1) 2012 Annual Report of the Boards of Trustees of the Federal Hospital Insurance and Federal Supplementary Medical Insurance Trust Funds – pages 10 and 22

24 26 28 30 32 34 36 1Q09 2Q09 3Q09 4Q09 1Q10 2Q10 3Q10 4Q10 1Q11 2Q11 3Q11 4Q11 1Q12 2Q12 3Q12 4Q12 1Q13 Our Quality FIM Gain is based on the change from admission to discharge of an 18 point assessment. HealthSouth UDS Average (1) 7 • Inpatient rehabilitation hospitals evaluate all patients at admission and upon discharge to determine their functional status. − FIM is the tool for measuring functional independence. • The difference between the FIM scores at admission and upon discharge is called the “FIM Gain.” − The greater the FIM Gain, the greater the patient’s level of independence, the better the patient outcome. (1) The UDS average is the risk adjusted average of a patient mix pulled from the UDS nation (including HealthSouth) that is similar to the HealthSouth actual patient mix. Cases are placed into CMGs by admitting impairment code, functional status at admission, and sometimes age. FIM is a registered trademark of Uniform Data System for Medical Rehabilitation, a division of UB Foundation Activities, Inc.

Our Cost-Effectiveness

Total Inpatient Rehabilitation Facilities (IRFs): 1,139

	IRFs	Avg. Beds per IRF	Avg. Medicare Discharges per IRF [(2)]	Avg. Est. Total Cost per Discharge for FY 2013	Avg. Est. Total Payment per Discharge for FY 2013
HLS [(1)] =	97	67	896	$12,371	$17,301
Free-standing (Non-HLS) =	135	52	597	$16,251	$18,603
Hospital Units =	907	23	231	$18,857	$18,249
Total	1,139	30	331	$16,805	$18,106

- Medicare pays **HealthSouth** less per discharge, on average, and **HealthSouth** treats a higher acuity patient.

- **HealthSouth differentiates itself by:**
  - ✓ "Best Practices" clinical protocols
  - ✓ Supply chain efficiencies
  - ✓ Sophisticated management information systems
  - ✓ Economies of scale

(1) The 97 for HLS does not include HealthSouth Rehabilitation Hospital of Cypress, TX, which opened in October 2011, HealthSouth Rehabilitation Hospital at Drake, which opened in December 2011, and HealthSouth Rehabilitation Hospital of Ocala, FL, which opened December 2012. Walton Rehabilitation Hospital is included in "Freestanding (Non-HLS)."

(2) In 2011, HealthSouth averaged 1,233 total Medicare and non-Medicare discharges per hospital in its 96 consolidated hospitals.

Source: FY 2013 CMS Rate Setting File (see page 10) and Medicare Report to Congress, Medicare Payment Policy, March 2012 – pages 239 and 240

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Our Cost-Effectiveness: IRF-PPS Outlier Payments by Decile

Less Efficient More

Hospital Deciles	# of Hospitals			Total Outlier Payments				Avg Outlier Payment per Discharge		
	HLS	Non-HLS	Total	HLS	Non-HLS	Total	%	HLS	Non-HLS	Total
90-100	-	113	113	$ -	$ 104,345,905	$ 104,345,905	50.9%	N/A	$ 2,187	$ 2,187
80-90	1	113	114	$ 301,874	$ 38,356,930	$ 38,658,804	18.9%	$ 236	$ 1,095	$ 1,065
70-80	1	113	114	$ 166,045	$ 23,207,150	$ 23,373,195	11.4%	$ 104	$ 755	$ 723
60-70	1	113	114	$ 110,398	$ 15,127,660	$ 15,238,058	7.4%	$ 158	$ 466	$ 459
50-60	5	109	114	$ 408,845	$ 9,715,171	$ 10,124,016	4.9%	$ 87	$ 330	$ 297
40-50	10	104	114	$ 529,855	$ 5,822,526	$ 6,352,381	3.1%	$ 56	$ 255	$ 197
30-40	12	102	114	$ 391,912	$ 3,463,621	$ 3,855,533	1.9%	$ 37	$ 132	$ 105
20-30	17	97	114	$ 301,643	$ 1,842,148	$ 2,143,791	1.0%	$ 20	$ 75	$ 54
10-20	24	90	114	$ 141,404	$ 558,890	$ 700,294	0.3%	$ 7	$ 25	$ 16
0-10	26	88	114	$ 3,430	$ 5,933	$ 9,363	0.0%	$ 0	$ 0	$ 0
Totals	97	1,042	1,139	$ 2,355,406	$ 202,445,934	$ 204,801,340	100.0%			

Outlier observations:

- HealthSouth treats approx. 23% of the Medicare patients/discharges and receives approx. 1.2% of the outlier payments.
- 10% of the IRFs (all non-HealthSouth) receive 51% of the outlier payments.
- As a result of outlier payments, CMS pays HealthSouth approx. $671 less per discharge than other providers.

Source: FY 2013 CMS Rate Setting File (see next page)

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CMS Fiscal Year 2013 IRF Rate Setting File Analysis Notes: (1) All data provided was filtered and compiled from the Centers for Medicare and Medicaid Services (CMS) Fiscal Year 2013 IRF rate setting file found at http://www.cms.gov/InpatientRehabFacPPS/07_DataFiles.asp#. The data presented was developed entirely by CMS and is based on its definitions which are different in form and substance from the criteria HealthSouth uses for external reporting purposes. Because CMS does not provide its detailed methodology, HealthSouth is not able to reconstruct the CMS projections or the calculation. (2) The CMS file contains data for each of the 1,139 inpatient rehabilitation facilities used to estimate the policy updates for the FY 2013 IRF-PPS Final Rule. Most of the data represents historical information from the CMS fiscal year 2011 period and does not reflect the same HealthSouth hospitals in operation today. The data presented was separated into three categories: Freestanding, Units, and HealthSouth. HealthSouth is a subset of Freestanding and the Total. 10

Medicaid – 1.1% Varies by state Other Third-Party Payors – 1.7% Variety of methodologies Workers’ Comp/ Patients / Other Variety of methodologies Managed Care (includes managed Medicare, which represents ~8% of total revenues) Medicare Payment Methodology Payor Source 11 Prospective Payment System (“PPS”) – Payments based on Case Mix Groups (“CMGs”) • Diagnosis of patient’s treatment – Fixed payment per CMG adjusted for: • Acuity/severity • Regional wage differential • Patient outcomes – Per diems for “short stays” Per Diem or CMG – Negotiated rate – Some are “tiered” for acuity/severity 4.0% 18.5% 74.7% Our Payors (Q1 2013)

HealthSouth’s volume growth has outpaced competitors’ (1) Data provided by UDSMR, a data gathering and analysis organization for the rehabilitation industry; represents ~70% of industry, including HealthSouth sites. (2) Includes consolidated HealthSouth inpatient rehabilitation hospitals classified as same store during that time period. Historic Discharge Growth vs. Industry - 20,000 40,000 60,000 80,000 100,000 120,000 140,000 2008 2009 2010 2011 2012 2013 Q4 Q3 Q2 Q1 5.4% 4.2% 3.0% 6.0% 4.7% 5.9% 5.9% 5.8% 5.9% 2.7% 2.5% 1.3% 12 2.0% 5.0% -0.5% 1.9% -2.2% 1.7% -0.5% 3.0% -2.0% 2.2% Quarterly • TeamWorks = standardized and enhanced sales & marketing • Bed additions will help facilitate continued organic growth 2.1% 5.1% 6.1% 7.8% Yearly Discharge 6.9% 5.6% 3.1% 5.2% 4.6% Growth Q112 vs. Q212 vs. Q312vs. Q412 vs. Q113 vs. Q213 vs. Q313 vs. Q413 vs. Q111 Q211 Q311 Q411 Q112 Q212 Q312 Q412 Quarterly Discharge Growth Same Store HealthSouth vs. Industry UDS Industry Sites (1) HLS Same Store (2) 1.8% 6.5% 1.0% 5.0% 1.4% 1.9% 3.3% 0.0% 2.9% 2.2% Yearly 2012 2013 2008 │ 2009 │ 2010 │ 2011 │ 2012 │ 2013 3 months -1.4% 4.1% -2.0%

$1,701 $1,785 $1,878 $2,027 $2,162 $2,196 2008 2009 2010 2011 2012 Trailing 4 Qtrs Revenue Our Track Record ($ in millions) (1) Reconciliation to GAAP provided on slides 56 and 91 - 96. (2) 2010 includes an income tax benefit of ~$741 million primarily due to the reversal of a substantial portion of the valuation allowance against deferred tax assets. $323 $364 $410 $466 $506 $518 2008 2009 2010 2011 2012 Trailing 4 Qtrs Adjusted EBITDA (1) 103,356 109,106 112,514 118,354 123,854 125,113 2008 2009 2010 2011 2012 Trailing 4 Qtrs Discharge Volume 13 $220 $77 $890 $159 $181 $188 2008 2009 2010 2011 2012 Trailing 4 Qtrs Income from Continuing Operations Attributable to HealthSouth (2)

$1.81 $1.66 $1.51 $1.25 $1.25 $1.38 0 1 2 3 4 5 6 $1.00 $1.25 $1.50 $1.75 $2.00 YE 2008 YE 2009 YE 2010 YE 2011 YE 2012 Trailing 4 Qtrs Total Debt 5.6x 2.7x Our Track Record 14 Leverage Ratio (1) (billions) $9 $155 $181 $243 $268 $309 $0 $20 $40 $60 $80 $100 $120 $140 $160 $180 2008 2009 2010 2011 2012 Trailing 4 Qtrs Adjusted Free Cash Flow (1) (millions) Swap Cash Payments (1) Based on 2008 and trailing 4 quarters Adjusted EBITDA of $322.6 and $518.2 million, respectively; reconciliation to GAAP provided on slides 55, 56, and 91 – 96. Interest Expense $159 $95 $11 Final swap payment in March 2011

PPACA Signed Into Law MMSEA (Final Establish- ment of 60% rule) Medicare Price Rollback & 18 Month Freeze 1st Medicare IRF Price Increase Since 2007 CMS Implements New Coverage Criteria for IRF Admissions Price Increase: Less PPACA Adjustment RECESSION 25,000 25,500 26,000 26,500 27,000 27,500 28,000 28,500 29,000 29,500 30,000 30,500 31,000 31,500 32,000 32,500 $50 $60 $70 $80 $90 $100 $110 $120 $130 $140 Q108Q208Q308Q408Q109Q209Q309Q409Q110Q210Q310Q410Q111Q211Q311Q411Q112Q212Q312Q412Q113 HealthSouth has successfully managed through Medicare payment cuts and an economic recession… 15 Adjusted EBITDA ($million) Discharges

16 3,288 Licensed Beds in CON States Our Assets 102 (1) Inpatient Rehabilitation Hospitals; 6,744 Licensed Beds (2) 3,456 Licensed Beds in Non-CON States 24 Own Hospital Building Only 44 Own Building and Land 34 Lease Building and Land A Certificate of Need (CON) is a legal document required in many states and some federal jurisdictions before proposed acquisitions, expansions, or creations of facilities are allowed. (1) 2 of the 102 HealthSouth hospitals are nonconsolidated. Of those 2, 1 is lease building and land, and 1 is own building and land. (2) Excludes 151 licensed beds at nonconsolidated hospitals

Strong and Sustainable Business Fundamentals • Bed expansion at existing hospitals • Flexible de novo strategy • Flexible IRF acquisition and unit consolidation strategy • Ability to pursue other post-acute sectors opportunistically Growth Opportunities • Strong balance sheet; ample liquidity, no near-term maturities • Minimal cash income tax expense ($8 - $12 million / year) attributable to NOLs • Substantial free cash flow generation • Declining average share count (9.5% of common stock purchased March 20, 2013) Financial Strength • #1 market share: above industry same-store growth and margins • Consistent achievement of high-quality, cost-effective care • Roll-out of state-of-the-art clinical information system Industry Leading Position • Favorable demographic trends • Nondiscretionary nature of many conditions treated in IRFs • Highly fragmented industry Attractive Healthcare Sector 17 • Focused labor management • Continued improvements in supply chain • Significant operating leverage of G&A and occupancy expenses Cost-Effectiveness • Portfolio of strategically located, well-designed physical assets • 102 IRFs (1); 68 owned and 34 long-term, real estate leases • Ability to purchase a number of leased assets Real Estate Portfolio (1) Inclusive of two nonconsolidated entities

Industry Structure 18

Person a l He a lt hc a re: $2,279. 3 Source: Center for Medicare & Medicaid Services, National Health Expenditure Data for calendar year 2011 – Table 2 Overall Healthcare Spending Hospital Care Includes Inpatient Rehabilitation, Long-Term Care Hospitals $850.6 $149.3 $723.1 $133.1 $74.3 $348.9 Nursing Care Facilities and Continuing Care Retirement Communities He a lt h C onsu m p tion S p en d : $2,547.2 Professional Services Other Health, Residential and Personal Care Home Health Care Retail of Medical Products $32.5 Government Administration $156.4 Net Cost of Health Insurance $79.0 Government Public Health $153.5 Investment National Healthcare Spending: $2,700.7 billion 19 (billions)

Medicare 2011 Spending = $546.5 Billion (1) (1) Percentages are based upon total Medicare spending of $546.5 billion, net of recoveries (CBO March 2012 Medicare Baseline - page 2) (2) Inpatient Hospital includes spending for acute care hospitals along with, inpatient rehabilitation and long-term care hospital services; in 2011, Medicare spent $6.7 and $5.4 billion, respectively, for these services (MedPAC June 2012 Databook – page 118). (3) Other Services reflects spending for hospice; in 2010, Medicare spent $13.0 billion for hospice services. (MedPAC December 2011 Public Meeting, Assessing Payment Adequacy). Other Services also reflects spending for various other outpatient services. $ 31.4B Skilled Nursing $ 135.3B Inpatient Hospital (2) $ 67.3B Physician Payments $ 30.3B Outpatient Hospital $ 19.0B Home Health $ 65.5B Other Services (3) $ 131.9B Medicare Managed Care $ 65.8B Outpatient Rx 6% 25% 24% 12% 12% 6% 3% 12% $6.7B (1%) Inpatient Rehabilitation Hospitals (Included in Inpatient Hospitals) Medicare Part B Medicare Part C Medicare Parts A&B Medicare Part D Medicare Part A 20

Preventive Routine health care that includes screenings, check-ups, and patient counseling to prevent illnesses, disease, or other health problems Acute Medical treatment of diseases for which a patient is treated for a brief but severe episode of illness Ambulatory Medical care delivered on an outpatient basis. e.g., blood tests, X-rays, endoscopy, certain biopsies, certain surgical procedures Post-Acute Medical care provided after a period of acute care. e.g., inpatient rehabilitation hospitals, long- term acute care, hospice, skilled nursing homes, home health Continuum of Healthcare Services 21

$0 $10 $20 $30 $40 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 Total Medicare Spending on Post-Acute Services $63.5 billion in 2011 Note: These numbers are program spending only and do not include beneficiary copayments. Sources: Center for Medicare & Medicaid Services, Medicare Trustees Report May 2012 – Page 6, MedPAC January 2013 Public Meetings transcript (IRF section) page 255; (Home Health section) page 223; (LTCH section) page 287; MedPAC December 2012 Public Meetings transcript (SNF section) page 232 Medicare Spending on Post-Acute Services Skilled nursing facilities 22 to 24% Home health agencies 14.8% Inpatient rehabilitation hospitals 9.6% Long-term acute care hospitals 6.9% 22 2011 Medicare Margin Post-Acute Settings Inpatient rehabilitation spending (% of total Medicare spending) 1.8% 2.1% 2.2% 2.1% 1.9% 1.5% 1.4% 1.3% 1.2% 1.2% 1.2% 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 Projected 2013 Medicare Margins 11 to14% 11.8% 8.5% 5.9%

Geographic Distribution of IRFs, 2011 23 Source: MedPAC Report to Congress, Medicare Payment Policy, March 2013 – page 217

Supply of IRFs remained stable in 2011 24 Source: MedPAC Report to Congress, Medicare Payment Policy, March 2013 – page 218 Annual change IRF Statistics 2002 2004 2006 2008 2009 2010 2011 2002- 2004 2004- 2008 2008- 2010 2010- 2011 Medicare spending (in billions) $4.97 $6.58 $6.22 $5.93 $6.03 $6.14 $6.46 15.1% -2.6% 1.7% 5.2% Number of cases 446,000 495,000 404,633 356,000 364,000 359,000 371,288 5.3% -7.9% 0.4% 3.3% Unique patients per 10,000 FFS beneficiaries Payment per case $11,127 $13,290 $15,380 $16,646 $16,552 $17,085 $17,398 9.3% 5.8% 1.3% 1.8% ALOS (in days) 13.2 12.7 13.0 13.3 13.1 13.1 13.0 -2.3% 1.3% -0.8% -0.8% Average annual change 91.1102.2 1.8%115.7 123.0 91.5 93.0 92.7 3.1% -7.1% -0.2% Note: FFS (fee-for-service), IRF (inpatient rehabilitation facility), ALOS (average length of stay). With respect to unique FFS patients in a particular year, each IRF FFS patient is counted only once during that year, regardless of whether the patient had multiple IRF admissions in that year. Previous analyses used data on total Medicare spending from the Office of the Actuary, rather than payment data from Medicare Provider Analysis and Review (MedPAR) files. Medicare hospital cost report data from CMS shows a 2.5 percent increase in average payment per case; source differences include accounting for settlements in the cost report data, slight time period differences, and completeness of data.

25 Inpatient Rehabilitation Sector Margins Type of IRF 2004 2006 2008 2009 2010 2011 All IRFs 100% 16.7% 12.4% 9.5% 8.4% 8.7% 9.6% Urban 91.4 17.0 12.6 9.7 8.6 9.1 10.3 Rural 8.6 13.9 10.6 7.6 6.3 5.4 5.7 Freestanding 44.6 24.7 17.5 18.2 20.3 21.4 22.9 Hospital based 55.4 12.2 9.6 4.1 0.3 -0.3 -0.8 Nonprofit 53.7 12.8 10.7 5.6 2.3 2.0 2.0 For profit 36.6 24.4 16.3 16.7 19.0 19.7 21.3 Government 9.5 N/A N/A N/A N/A N/A N/A Number of beds 1 to 10 2.6 3.4 -3.8 -4.9 -11.6 -10.3 -7.1 11 to 21 18.3 9.6 7.0 0.7 -2.6 -3.2 -3.8 22 to 59 41.3 16.1 12.4 8.5 6.5 6.9 7.8 60 or more 37.7 22.6 17.5 17.1 18.3 18.5 19.4 Share of Medicare discharges Margins Note: IRF (Inpatient rehabilitation facility), N/A (not applicable). Government-owned facilities operate in a different financial context from other facilities, so their margins are not necessarily comparable. Their margins are not presented separately here, although they are included in the margins for other groups (e.g., all IRFs), where applicable. Source: MedPAC analysis of Medicare cost report data from CMS. Medicare Report to Congress, Medicare Payment Policy Report, March 2013 - page 230

26 Inpatient Rehabilitation Standardized Comparison of Costs Note: IRF (Inpatient rehabilitation facility). Costs per discharge are standardized for the wage index, case mix, and outliers. Government-owned facilities operate in a different financial context from other facilities, so costs are not necessarily comparable. Source: MedPAC analysis of 2011 standard analytical file and Medicare cost report data from CMS. Medicare Report to Congress, Medicare Payment Policy Report, March 2013 - pages 228-229 Mean adjusted costs per discharge are lower for freestanding IRFs and larger facilities, 2011 Higher number of beds and occupancy rates are characteristics of IRFs in the low- cost quartile of standardized costs, 2011 Mean Adjusted Cost Per Discharge Type of IRF All IRFs $15,822 Hospital based 16,725 Freestanding 12,388 Nonprofit 15,979 For profit 14,767 Government 17,837 Urban 15,300 Rural 18,567 Number of beds 1 to 10 17,854 11 to 21 17,303 22 to 59 15,097 60 or more 12,538 Quartile Characteristic Low Cost High Cost Number of IRFs 247 247 Percent: Hospital based 43.7% 95.6% Freestanding 56.3 4.5 Nonprofit 39.7 62.4 For profit 57.5 18.6 Government 2.8 19.0 Urban 93.5 67.6 Rural 6.5 32.4 Median: Medicare margin 24.5% -26.4% Number of beds 42 17 Occupancy rate 71% 51% Case-mix index 1.25 1.20

Post-Acute Care ("PAC") Setting Percent Discharged from Hospital to PAC Setting Percent Rehospitalized after Using PAC Setting Percent Died in PAC Setting Skilled Nursing Facility 17.3% 22.0% 5.4% Home Health 16.0% 18.1% 0.8% Long-Term Care Hospital 1.0% 10.0% 15.5% Inpatient Rehabilitation 3.2% 9.4% 0.4% Inpatient Psychiatric 0.5% 8.7% 0.4% Hospice 2.1% 4.5% 82.2% TOTAL 40.0% 18.0% 6.2% Readmission Rates Note: Use of home health care and hospice is based on care that starts within three days of discharge. Other PAC care starts within one day of discharge. Home health use includes episodes that overlap an inpatient stay. Source: MedPAC Data Book, Healthcare Spending and the Medicare program, June 2008 – Chart 9-3 27

“60% Rule”: Medicare Regulation for Rehabilitation Hospitals 28 1983 1983: 75% Rule established -- Requires 75% of IRF patients to have a qualifying condition if the IRF is to maintain reimbursement on a “cost plus” basis vs. “prospective” ( i.e., fixed) basis. The 60% Rule requires at least 60% of all patients admitted must have at least one medical diagnosis or functional impairment from a list of 13 compliant conditions (a.k.a “compliant conditions” or “CMS-13”). 2002 2004 2007 2002: IRF reimbursement transitions to prospective payment system (“PPS”) 2002: CMS suspends 75% Rule implementation 2004: “New” 75% Rule initiated with a “new” list of “qualifying conditions” 2007: 75% Rule permanently changed to “60 Rule” with passage of “Medicare, Medicaid & SCHIP Extension Act of 2007” Paid for through a Medicare price rollback & 18-month freeze from 4/1/2008 to 9/30/2009

Inpatient Rehabilitation Hospital (IRF): Qualifying Conditions 29 1. Stroke 2. Brain injury 3. Amputation 4. Spinal cord 5. Fracture of the femur 6. Neurological disorder 7. Multiple trauma 8. Congenital deformity 9. Burns 10. Polyarthritis (includes “joint replacement”) Original Qualifying Conditions 1. Stroke 2. Brain injury 3. Amputation 4. Spinal cord 5. Fracture of the femur 6. Neurological disorder 7. Multiple trauma 8. Congenital deformity 9. Burns 10. Osteoarthritis (after less intensive setting) 11. Rheumatoid arthritis (after less intensive setting) 12. Joint replacement 13. Systemic vasculidities (after less intensive setting) New Qualifying Conditions Became  Bilateral  Age > 85  Body mass index > 50 % Lower extremity joint replacement 2006 2008 2011 2012 HealthSouth 14.6% 10.9% 8.4% 8.2% UDS Industry minus HealthSouth 17.5% 13.6% 11.4% 10.8%

IRF-PPS Fiscal Year 2014 Proposed Rule: Key Provisions

Update to Payment Rates

- The proposed rule would implement a **net 1.8%** market basket **increase**.
  - 2.5% market basket increase
  - (30 bps) Affordable Care Act reduction
  - (40 bps) Affordable Care Act productivity reduction
- Proposed rule includes updates to the IRF facility-level rural, low-income percentage and teaching status adjustments. Also includes update to the outlier threshold.

60 Percent Rule – Presumptive Methodology Code List Update

- CMS is proposing to revise the list of codes it uses to presumptively test compliance with the 60% Rule.
  - The proposed rule eliminates 331 ICD-9-CM codes (25% of all current codes) used for presumptive testing.
  - CMS indicates that 92% of these eliminated codes are non-specific codes that can be substituted with a more specific code.
  - The remaining eliminated codes are primarily arthritis-related codes.

Quality Reporting Program

- New quality measure (influenza vaccines for IRF employees)
- Proposed changes to IRF patient assessment instrument ("PAI")

Source: http://www.ofr.gov/OFRUpload/OFRData/2013-10755_PI.pdf

HealthSouth Observations

Pricing:
- In line with expectations. Net pricing impact to HealthSouth expected to be approx. +2.0% for FY 2014.
- Because of its low cost structure, HealthSouth receives very few outlier payments despite higher acuity patients (see slide 9).

Coding:
- HealthSouth expects no material financial impact.
- Hospitals will have to adapt to these coding changes.
- Some arthritis patients may be denied access to inpatient rehabilitative care.

Quality:
- HealthSouth will continue to comply with all quality reporting requirements.
- PAI changes are straightforward and will be implemented by HealthSouth hospitals.

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Site Neutral Payments – A Complicated Issue (Post-Acute Payment Reform Background) 31 (1) Post-Acute Care Payment Reform Demonstration Report to Congress Supplement—Interim Report, May 2011, RTI International 2005: • The Deficit Reduction Act of 2005 directed CMS to conduct a study aimed at reforming and harmonizing the disparate methods of paying for services in post-acute settings that could be substituted for one another. • The study required utilization of a uniform patient assessment instrument. • CMS contracted with Research Triangle Institute (RTI) to perform the study. 2012: • RTI released a 353 page report (1). • IRF patients had: ― Greatest self-care change (improvement) ― Greatest change in overall mobility improvement • Data are preliminary and more research is forthcoming. Next steps (1) : • Refinement of existing models • Additional models predicting discharge destinations, mortality, and length of stay • Further work in examining resource intensity, costs, and outcomes to better understand and validate preliminary findings • Further analysis of patient- specific cost of non-therapy ancillary use is needed to understand how their costs vary by patient complexity • Consideration around the desirability and feasibility of a composite cost measure that combines therapy, non-therapy ancillaries, and fixed costs • Additional analysis that attempts to link selected outcomes to payment and other incentive structures

Different Levels of Services

Rehab Hospital		Nursing Home	
Average Length of Stay (1)	**= 13.0 days**	**Average Length of Stay** (2) **Covered Days per Admission** (1)	**= 30 days** **= 27.2 days**
Discharge to Home (percent) (2)	**= 81.1%**	**Discharge to Home (percent)** (2)	**= 45.5%**
Requirements:		**Requirements:**	
Rehab hospitals must also satisfy regulatory/policy requirements for hospitals, including Medicare hospital conditions of participation		No similar requirement; Nursing homes are regulated as nursing homes only	
All patients must be admitted by a rehab physician.		No similar requirement	
Rehab physicians must re-confirm each admission w/n 24 hours.		No similar requirement	
All patients, regardless of diagnoses/condition, must demonstrate need and receive at least 3 hours of daily intensive therapy.		No similar requirement	
All patients must see a rehabilitation physician "in person" at least 3 times weekly.		No similar requirement; some SNF patients may go a week or longer without seeing a physician, and often a non-rehabilitation physician.	
Rehab hospitals required to provide 24 hour, 7 days per week nursing care; many nurses are RNs and rehab nurses.		No similar requirement	
Rehab hospitals are required to use a coordinated interdisciplinary team approach led by a rehab physician, includes a rehab nurse, a case manager, and a licensed therapist from each therapy discipline who must meet weekly to evaluate/discuss each patient's case.		No similar requirement; Nursing homes are not required to provide care on a interdisciplinary basis and are not required to hold regular meetings for each patient.	
Rehab hospitals are required to follow stringent admission/coverage policies and must carefully document justification for each admission; further restricted in number/type of patients (60% Rule)		Nursing homes have comparatively few policies governing the number or types of patients they treat.	

(1) MedPAC, Report to the Congress: Medicare Payment Policy, March 2013 – Pages 218 and 167
(2) Centers for Medicare and Medicaid Services, FY 2012 SNF-PPS Final Rule, 76 Fed. Reg. 48486, 48525, and 48499 (August 8, 2011); March 2005 report in the Archives of Physical Medicine and Rehabilitation (http://www.archives-pmr.org/article/PIIS0003999304012493/abstract)

32

HEALTHSOUTH

33 CMS: Inpatient Rehabilitation vs. Skilled Nursing “… MedPAC’s analysis of recent quality measure data related to rehospitalizations suggests that quality of care within SNFs has not been improving … Since 2000, one outcome measure (the risk-adjusted rate of rehospitalization for any of five care-sensitive conditions) exhibited almost no change … … shifting IRF patients toward SNF care does not necessarily improve the quality of care provided to the beneficiaries. A March 2005 report in the Archives of Physical Medicine and Rehabilitation found that 81.1 percent of IRF patients were discharged to home, compared to 45.5 percent of SNF residents. Additionally, IRF patients appeared to have shorter lengths of stay, averaging approximately a 13-day stay, compared to the average 36-day stay for a SNF resident. Finally, when patients discharged from each setting were reviewed 24 weeks after discharge, IRF patients had consistently better outcomes and displayed a faster rate of recovery.” “Given these findings, we do not agree with those commenters who would assume that shifting patients from the IRF setting to a SNF setting is necessarily more beneficial to the patient or the Medicare Trust Fund.” Source: http://www.gpo.gov/fdsys/pkg/FR-2011-08-08/pdf/2011-19544.pdf

Specific Post-Acute Regulatory Changes

Future Regulatory Risk	Inpatient Rehabilitation Facility	Skilled Nursing Facility	Long-Term Acute Care Hospital	Home Health	Hospice
1. Re-basing payment system	No	Yes; RUGS IV and MDS 3.0 parity adjustment implemented in FY 2012 (-12.6%)	No	Yes; CY 2012 re-weighted case weights and payment from high therapy to low or no therapy; Further rebasing required as part of PPACA starting in 2014	Yes: Required by PPACA beginning in 2013; Modified wage index system being phased in over 7-year period beginning in FY 2010
2. Major outlier payment adjustments	No	No	Yes; implemented short stay outlier change end of 2012	Yes; 10% cap per agency	No
3. Upcoding adjustments	No	No	3.75% payment adjustment for FY 2013; phased in over 3-year period	Yes; -1.32% payment adjustment for CY 2013	No
4. Patient criteria	No; 60% Rule admission criteria already in place	No	Congressional Bill introduced developing criteria	No; Patient – physician "face-to-face" encounter & new therapy documentation implemented in 2011	No; Patient – physician "face-to-face" encounter implemented in 2011
5. Healthcare Reform • Market basket update reductions • Productivity adjustments • Bundling pilot established • Independent Payment Advisory Board • New quality reporting requirements • Value based purchasing • Hospital readmission penalties	• Known • Began FY 2012 • Began 2013 • CY 2019 • Being implemented • Pilot begins 2016 • Post 2012	• Known • Began FY 2012 • Began 2013 • FY 2015 • Being implemented • Post 2012 • Post 2012	• Known • Began FY 2012 • Began 2013 • CY 2019 • Being implemented • Pilot begins 2016 • Post 2012	• Known • Begins 2015 • Began 2013 • CY 2015 • Being implemented • Post 2012 • N/A	• Known • Began FY 2013 • N/A • CY 2019 • Being implemented • Pilot begins 2016 • N/A
6. Other	N/A	New group therapy definition/requirements	Moratorium on new LTCHs new beds expired at end of 2012; CMS extends for 1 year, 25% Rule regulatory relief beginning in FY 2013	Limits on transfer of ownership	N/A
	• Future efforts to address the cost associated with the prevention of the statutory decrease of more than 24% in Medicare physician reimbursement referred to as the "doc-fix" • Extended "Outpatient Therapy Caps" and manual medical review through CY 2013 and increased the multiple procedure payment reduction to 50% effective April 2013.				
7. Deficit Reduction	• The Budget Control Act of 2011 includes a reduction of 2% to Medicare payments for all providers that began on April 1, 2013. (as modified by H.R. 8).				

Sources: Healthcare Reform Bill (PPACA, HERA),CMS Regulatory published rules and MMSEA

34

HEALTHSOUTH

Historical Perspective 35

Historical Perspective: Massive Restructuring Effort 2004 thru early 2008 December 2004 June 2005 December 2005 June 2006 December 2006 June 2007 December 2007 Reached DOJ/CMS Settlement ($325M) Filed 2000- 2003 Form 10-K Completed Senior Notes Offering ($1.0B) Announced Divestitures Finalized Securities Litigation Settlement ($445M) Received Tax Recovery ($440M) Completed Corporate Campus Sale ($44M) Cured Bond Defaults Secured New Bank Credit ($2.55B) Reached SEC Settlement ($100M) Relisted on NYSE Completed Divestitures ($1.2B) • 1+million man-hours to reconstruct financial statements • 1.4 million accounts analyzed  92% required adjustment • All government settlements paid in full by YE 2007 36 Recruited:  New Board of Directors  New Management team Sale of 400K shares of 6.50% Convertible Perpetual Preferred Stock June 2008

Historical Perspective 37 $323 $364 $410 $466 $506 2008 2009 2010 2011 2012 Adjusted EBITDA (1) (1) Reconciliation to GAAP provided on slides 56 and 91 - 96. 2008: Focused on Achieving Balance between Debt Reduction and Organic Growth • Established 2008-2010 business model ― 4% discharge growth; 5-8% Adjusted EBITDA growth; 15-20% adjusted EPS growth • Balanced delevering and growth/development strategies • Completed TeamWorks sales and marketing roll-out • Absorbed Medicare reimbursement rollback (Q2) • Repaid $228 million of long-term debt (8.8 million share equity issuance and prior period tax refunds) • Financial market turmoil (Q3) ― HealthSouth suspended development and increased focus on delevering 2009: Focused on Debt Reduction with Increased Emphasis on Organic Growth • Continued focus on delevering (approx. $151 million in debt repaid) • Focused on organic growth; TeamWorks sustainability module rolled out • Issued 5 million shares for securities litigation settlement (Q3) • Received first Medicare market basket update in 18 months (Q4) • Reinvigorated development efforts (Q4)

$50 $100 $150 Q110 Q210 Q310 Q410 Q111 Q211 Q311 Q411 Q112 Q212 Q312 Q412 Q113 Historical Perspective 38 2010 Adjusted EBITDA (1) = $409.6 (1) Reconciliation to GAAP provided on slides 56, 91 – 94, and 96. (millions) 2010: Focused on Debt Reduction with Increased Emphasis on Organic Growth • Healthcare reform passed; reduced future market basket updates • Weak acute care referral volumes • Adjusted annual volume growth target to 2.5-3.5% • Development efforts pay off ― 2 de novos, 2 IRF acquisitions, 2 unit acquisitions • Completed Senior Notes offering with 2018 and 2022 maturities (7.25% and 7.75% coupon, respectively) • Refinanced term loans and revolver (Q4) ― Repaid $151.2 million in debt ― Flexibility to repay the 10.75% notes due in 2016 and callable beginning in June 2011

Historical Perspective

2011: Focused on Accelerating Organic Growth and Deployment of Free Cash Flow

- Grew volumes 5.2%
- Sold 5 long-term acute care hospitals (LTCHs); closed remaining LTCH
- Raised $122 million by reopening 2018 and 2022 Senior Notes
- Retired approx. $501 million of 10.75% Senior Notes due 2016
- Opened one de novo (Cypress); acquired Drake; received approval for two CONs
- Slowed development efforts due to regulatory uncertainty; reinstated development efforts once the BCA (1) outcome was known.
- Board of directors authorized $125 million common stock repurchase



$150
(millions)
$100
$50
YOY Growth 13.8%
2010 Adjusted EBITDA (2) = $409.6
2011 Adjusted EBITDA (2) = $466.2
Q110
Q210
Q310
Q410
Q111
Q211
Q311
Q411
Q112
Q212
Q312
Q412
Q113

(1) The Budget Control Act of 2011 included a reduction of up to 2% to Medicare payments for all providers upon executive order of the President that began on April 1, 2013 (as modified by H.R. 8). The reduction was made from whatever level of payment would otherwise have been provided under Medicare law and regulation. We currently estimate this automatic reduction, known as "sequestration," will result in a net decrease to our net operating revenues of approx. $28 million in 2013.

(2) Reconciliation to GAAP provided on slides 56, 91 – 94, and 96.

39

HEALTHSOUTH

$50 $100 $150 Q110 Q210 Q310 Q410 Q111 Q211 Q311 Q411 Q112 Q212 Q312 Q412 Q113 2011 Adjusted EBITDA (2) = $466.2 Historical Perspective 40 2010 Adjusted EBITDA (2) = $409.6 (1) 2013 – 2015 business model on slide 46 supersedes 2012 – 2014 business model. (2) Reconciliation to GAAP provided on slides 56, 91 – 94, and 96. (millions) 2012 Adjusted EBITDA (2) = $505.9 2012: Focused on Accelerating Organic Growth and Deployment of Free Cash Flow • Established 2012 – 2014 business model (1) ― 2.5-3.5% discharge growth; 5-8% Adjusted EBITDA CAGR ― 12-17% adjusted free cash flow CAGR • Purchased 46,645 shares of our convertible perpetual preferred stock for $46.5 million • Upgraded to Ba3 and BB- by Moody’s and S&P, respectively • Amended senior secured credit facility • Issued $275 million of 5.75% Senior Notes maturing 2024 • Redeemed 10% of the 2018 and 2022 Senior Notes (~$65 million) • Continued development efforts: one de novo, two unit consolidations, one letter of intent

$50 $100 $150 Q110 Q210 Q310 Q410 Q111 Q211 Q311 Q411 Q112 Q212 Q312 Q412 Q113 2011 Adjusted EBITDA (1) = $466.2 Historical Perspective 41 2010 Adjusted EBITDA (1) = $409.6 (1) Reconciliation to GAAP provided on slides 56, 91 – 94, and 96. (millions) 2012 Adjusted EBITDA (1) = $505.9 2013: Focus on Growth and Shareholder Value • Established 2013 – 2015 business model ― 2.5-3.5% discharge growth; 4-8% Adjusted EBITDA CAGR ― 10-14% adjusted free cash flow CAGR • Completed tender offer for 9.5% of common shares (Q1) • Completed purchase of 58-bed inpatient rehabilitation hospital in Augusta, GA (April 1) • Entered into agreements with the IRS resulting in increase of gross federal NOL by at least $260 million • Opening two de novo hospitals (Q2) Q1 2013 Adjusted EBITDA (1) = $139.3

Revenues & Expenses

Revenues *(millions)*	Q1 2013	Q4 2012	Q3 2012	Q2 2012	Q1 2012	Q4 2011	Q3 2011	Q2 2011	Q1 2011	Full Year 2012	Full Year 2011
Inpatient	$ 537.1	$ 518.1	$ 498.9	$ 495.0	$ 500.6	$ 480.1	$ 458.8	$ 465.4	$ 462.1	$ 2,012.6	$ 1,866.4
Outpatient and other	35.5	34.8	38.1	38.4	38.0	38.0	38.9	39.7	43.9	149.3	160.5
Consolidated net operating	$ 572.6	$ 552.9	$ 537.0	$ 533.4	$ 538.6	$ 518.1	$ 497.7	$ 505.1	$ 506.0	$ 2,161.9	$ 2,026.9
(Actual Amounts)											
Discharges	32,130	31,695	30,569	30,719	30,871	30,066	29,350	29,811	29,127	123,854	118,354
Net patient revenue / discharge	$ 16,716	$ 16,346	$ 16,320	$ 16,114	$ 16,216	$ 15,968	$ 15,632	$ 15,612	$ 15,865	$ 16,250	$ 15,770
Expenses *(millions)*											
Salaries and benefits	$ 274.6	$ 269.5	$ 262.3	$ 257.4	$ 261.0	$ 251.4	$ 245.0	$ 241.6	$ 244.0	$ 1,050.2	$ 982.0
Percent of net operating revenues	48.0%	48.7%	48.8%	48.3%	48.5%	48.5%	49.2%	47.8%	48.2%	48.6%	48.4%
EPOB (employees per occupied bed) [1]	3.31	3.46	3.46	3.41	3.34	3.46	3.53	3.47	3.39	3.42	3.47
Hospital-related expenses	$ 116.4	$ 114.8	$ 111.0	$ 112.6	$ 112.0	$ 105.7	$ 107.5	$ 113.7	$ 108.3	$ 450.4	$ 435.2
(other operating [2], supplies, occupancy)											
Percent of net operating revenues	20.3%	20.8%	20.7%	21.1%	20.8%	20.4%	21.6%	22.5%	21.4%	20.8%	21.5%
General and administrative	$ 23.9	$ 24.6	$ 23.2	$ 22.1	$ 23.9	$ 23.9	$ 21.5	$ 22.1	$ 22.7	$ 93.8	$ 90.2
(excludes stock-based compensation)											
Percent of net operating revenues	4.2%	4.4%	4.3%	4.1%	4.4%	4.6%	4.3%	4.4%	4.5%	4.3%	4.5%
Provision for doubtful accounts	$ 7.4	$ 7.2	$ 7.0	$ 6.5	$ 6.3	$ 6.1	$ 5.1	$ 5.0	$ 4.8	$ 27.0	$ 21.0
Percent of net operating revenues	1.3%	1.3%	1.3%	1.2%	1.2%	1.2%	1.0%	1.0%	0.9%	1.2%	1.0%

(1) Employees per occupied bed, or "EPOB," is calculated by dividing the number of full-time equivalents, including an estimate of full-time equivalents from the utilization of contract labor, by the number of occupied beds during each period. The number of occupied beds is determined by multiplying the number of licensed beds by the Company's occupancy percentage.

(2) Excludes loss on disposal or impairment of assets

42

HEALTHSOUTH

Adjusted EBITDA (1)

(Millions)	Q1 2013	Q4 2012	Q3 2012	Q2 2012	Q1 2012	Q4 2011	Q3 2011	Q2 2011	Q1 2011	Full Year 2012	Full Year 2011
Net operating revenues	$ 572.6	$ 552.9	$ 537.0	$ 533.4	$ 538.6	$ 518.1	$ 497.7	$ 505.1	$ 506.0	$ 2,161.9	$ 2,026.9
Less Provision for doubtful accounts	(7.4)	(7.2)	(7.0)	(6.5)	(6.3)	(6.1)	(5.1)	(5.0)	(4.8)	(27.0)	(21.0)
Net operating revenues less provision for doubtful accounts	565.2	545.7	530.0	526.9	532.3	512.0	492.6	500.1	501.2	2,134.9	2,005.9
Operating expenses:											
Salaries and benefits (2)	(274.6)	(269.5)	(262.3)	(257.4)	(261.0)	(251.4)	(245.0)	(241.6)	(244.0)	(1,050.2)	(982.0)
Hospital-related expenses:											
Other operating expenses (3)	(78.0)	(76.6)	(75.4)	(74.4)	(73.0)	(67.4)	(70.3)	(75.4)	(70.9)	(299.4)	(284.0)
Supplies	(26.2)	(26.2)	(23.8)	(25.9)	(26.5)	(26.1)	(24.7)	(26.2)	(25.8)	(102.4)	(102.8)
Occupancy costs	(12.2)	(12.0)	(11.8)	(12.3)	(12.5)	(12.2)	(12.5)	(12.1)	(11.6)	(48.6)	(48.4)
	(116.4)	(114.8)	(111.0)	(112.6)	(112.0)	(105.7)	(107.5)	(113.7)	(108.3)	(450.4)	(435.2)
General and administrative expenses (4)	(23.9)	(24.6)	(23.2)	(22.1)	(23.9)	(23.9)	(21.5)	(22.1)	(22.7)	(93.8)	(90.2)
Equity in nonconsolidated affiliates	2.9	3.0	3.3	3.1	3.3	3.2	3.1	3.2	2.5	12.7	12.0
Other income (5)	0.7	1.1	1.2	0.4	0.9	1.2	0.2	0.7	0.6	3.6	2.7
Noncontrolling interests (6)	(14.6)	(12.3)	(12.8)	(13.2)	(12.6)	(12.5)	(11.4)	(11.3)	(11.8)	(50.9)	(47.0)
Adjusted EBITDA	**$ 139.3**	**$ 128.6**	**$ 125.2**	**$ 125.1**	**$ 127.0**	**$ 122.9**	**$ 110.5**	**$ 115.3**	**$ 117.5**	**$ 505.9**	**$ 466.2**

(1) Reconciliation to GAAP provided on slides 56, 91 - 93, and 96.

In arriving at Adjusted EBITDA, the following were excluded:	Q1 2013	Q4 2012	Q3 2012	Q2 2012	Q1 2012	Q4 2011	Q3 2011	Q2 2011	Q1 2011	Full Year 2012	Full Year 2011
(2) Restructuring charges	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -
(3) Loss on disposal or impairment of assets	0.1	1.4	1.6	0.6	0.8	0.4	2.8	1.0	0.1	4.4	4.3
(4) Stock-based compensation expense	6.3	6.0	6.1	5.9	6.1	5.9	4.9	5.3	4.2	24.1	20.3
(5) Gain related to our consolidation of St. Vincent Rehabilitation Hospital	-	-	4.9	-	-	-	-	-	-	4.9	-
(6) Noncontrolling interests related to discontinued operations	-	-	-	-	-	-	(0.1)	(0.9)	(0.1)	-	(1.1)

43

HEALTHSOUTH

Outstanding Share Summary and Warrant Information

(Millions)

	Weighted Average for the Period							
	Q1	Q1	Full Year					
	2013	2012	2012	2011	2010	2009	2008	2007
Basic shares outstanding (1) (2) (3)	94.0	94.5	94.6	93.3	92.8	88.8	83.0	78.7
Diluted shares outstanding (1) (2) (3) (4)	107.1	108.7	108.1	109.2	108.5	103.3	96.4	92.0

	End of Period			
	Q1 2013	Q1 2012	FY 2012	FY 2011
Basic shares outstanding (1) (2) (3)	86.0	94.6	94.6	93.3
Convertible perpetual preferred stock	0.353	0.375	0.353	0.400
If converted, equivalent common shares	11.6	12.3	11.6	13.1

Notes:

(1) The company purchased 9,119,450 common shares in Q1 2013 through a tender offer.

(2) Does not include 2.0 million warrants issued in connection with a January 2004 loan repaid to Credit Suisse First Boston. In connection with this transaction, we issued warrants to the lender to purchase two million shares of our common stock. Each warrant has a term of ten years from the date of issuance (expire January 16, 2014) and an exercise price of $32.50 per share. The warrants were not assumed exercised for dilutive shares outstanding because they were antidilutive in the periods presented.

(3) The agreement to settle our class action securities litigation received final court approval in January 2007. These shares of common stock and warrants were issued on September 30, 2009. The 5.0 million of common shares are now included in the outstanding shares. The warrants to purchase approx. 8.2 million shares of common stock at a strike price of $41.40 (expire January 17, 2017) were not assumed exercised for the dilutive shares outstanding because they were antidilutive in the periods presented.

(4) The difference between the basic and diluted shares outstanding is primarily related to our convertible perpetual preferred stock (convertible into 11.6 million common shares at the end of Q4 2012). The preferred stock is convertible, at the option of the holder, at any time into shares of common stock at an initial conversion price of $30.50 per share, which is equal to an initial conversion rate of approximately 32.7869 shares of common stock per share of preferred stock, subject to a specified adjustment. We may at any time cause the shares of preferred stock to be automatically converted into shares of our common stock at the conversion rate then in effect if the closing price of our common stock for 20 trading days within a period of 30 consecutive trading days ending on the trading day before the date we give the notice of forced conversion exceeds 150% of the conversion price of the preferred stock. During 2012, the Company repurchased 46,645 shares of its convertible perpetual preferred stock.

44

HEALTHSOUTH

Business Outlook 2013 to 2015 (as of May 17, 2013) 45

Business Outlook: 2013 to 2015 (1)

Business Model
- **Adjusted EBITDA CAGR: 4-8%** (2)
- **Adjusted Free Cash Flow CAGR: 10-14%** (2)(3)

CAGRs reflect:
- **Completion of delevering and refinancing**
- **Sequestration beginning March 2013**

Strategy	2012	2013	2014	2015
Shareholder Distribution	Purchased $46 million convertible perpetual preferred stock	• Completed $233 million common stock tender • Consider other shareholder value-creating opportunities		
Delevering	**< 3.0x** Debt to Adjusted EBITDA	**< 3.0x** Debt to Adjusted EBITDA (subject to shareholder value-creating opportunities)		
Core Growth	Bed expansion = 95 Unit consolidations = 2	**Same-store Growth** (Includes bed expansions and unit consolidations)		
	De novos 1 - Ocala, FL	**De novos - 2** Littleton, CO; Stuart, FL	**De novos** (target of 4/year)	
	IRF Acquisitions LOI Augusta, GA	**IRF Acquisitions - 1** Augusta, GA	**IRF Acquisitions** (target of 2/year)	
Opportunistic Growth			**Consider opportunistic, disciplined acquisitions** of complementary post-acute services	
Key Operational Initiatives	• **TeamWorks** = Care Management • **Beacon** (Management Reporting Software) = Labor / outcomes / quality optimization			
	• **Clinical Information System (CIS)** Installed in 13 hospitals	• **CIS:** Company-wide Implementation (target 20 hospitals/year)		
	• **CPR** (Comfort, Professionalism, Respect) Initiative	• **IRF Quality Reporting:** urinary tract infection, wound care, others TBD		

(1) If legislation affecting Medicare is passed, HealthSouth will evaluate its effect on the Company's Business Model.
(2) These are multi-year CAGRs; annual results may fall outside the range. Reconciliation to GAAP provided on slides 55, 56, 91, 92, and 96.
(3) Assumes NOL value is exhausted after 2015

46
HEALTHSOUTH

Business Outlook: Revenue Assumptions

Revenue

Volume

- 2.5% to 3.5% annual growth (excludes acquisitions)
- Includes bed expansions, de novos and unit consolidations

Medicare Pricing			
	FY 2013 [3] Q4 12 - Q3 13	FY 2014 Q4 13 - Q3 14	FY 2015 Q4 14 - Q3 15
Market basket update [1]	2.7%	2.5%	2.9%
Healthcare reform reduction	10 bps	30 bps	20 bps
Productivity adjustment [1]	70 bps	40 bps	~ 100 bps

2% Sequestration [2]

Pricing



Medicare
72%
Managed Care
20%
Other
8%

Managed Care Expected Price Increases		
2013	2014	2015
2-4%	2-4%	2-4%

(1) Medicare IRF-PPS Notice for FY 2013, proposed Medicare IRF-PPS Rule for FY 2014, and management's estimates for FY 2015.
(2) The Budget Control Act of 2011 included a reduction of up to 2% to Medicare payments for all providers upon executive order of the President that began on April 1, 2013 (as modified by H.R. 8). The reduction was made from whatever level of payment would otherwise have been provided under Medicare law and regulation. We currently estimate this automatic reduction, known as "sequestration," will result in a net decrease to our net operating revenues of approx. $28 million in 2013.
(3) We believe based on the Medicare IRF-PPS Notice for FY 2013, HealthSouth should realize a net increase of approx. 2.1% in FY 2013 before applying the effect of sequestration.

47

HEALTHSOUTH

Business Outlook: Expense Assumptions Expense Salaries & Benefits (1) Hospital Expenses • Other operating expenses and supply costs tracking with inflation • Occupancy costs declining as a percent of revenue • Bad debt expense of approx. 1.1% to 1.3% 2013 2014 2015 Merit increases (2) 0.5-0.6% 2.0-2.5% 2.0-2.5% Benefit costs in reases 8-10% (2) 5-8% 5-8% General and Administrative ~4% of revenue (excludes stock-based compensation) Salaries & Benefits Hospital Expenses (1) Salaries, Wages and Benefits: ~ 90% Salaries and Wages; ~10% Benefits. (2) In Q4 2012, the Company paid an approx. $10 million employee bonus in lieu of an October 1, 2012 merit increase for nonmanagement employees. The 0.5-0.6% represents a 2.0-2.5% increase effective October 1, 2013. Because the October 1, 2012 merit increases were foregone, the Company will absorb all of the medical benefit cost increases in 2013. 48

Guidance (as of May 17, 2013) 49

2013 Guidance - Adjusted EBITDA(1)

2013 Adjusted EBITDA = $506 million to $516 million

Based on results of Q1 2013, HealthSouth expects its 2013 full-year results to be at the high end of, or greater than, this guidance range.

- ✓ Discharge growth between 3.0% and 4.0% (includes acquisition of Walton)
- ✓ Revenue growth before sequestration of 4.9% to 6.2% and revenue per discharge growth of 2.3% to 2.6%
- ✓ Net impact of foregone merit increase



(millions)
2012
2013
$505.9
$4.5
($6)
($4)
($25)
($5)
($4)
$39.6 to $49.6
$506 to $516
2012 Adjusted EBITDA
1
2
3
4
5
6
2013 Adjusted EBITDA Growth
2013 Adjusted EBITDA Guidance

2012
1) One-time bonus, net of an assumed 2.25% merit increase beginning October 1, 2012
2) Approx. $6 million reduction in group medical and workers' compensation reserves due to favorable trends in claims
3) Favorable adjustment of approx. $4 million to general and professional liability reserves

2013
4) Adjusted EBITDA reduction of approx. $25 million (net of noncontrolling interests) for sequestration starting in mid-March 2013
5) Higher noncontrolling interests expense of $5 million due to changes at two joint ventures (Jonesboro, Memphis)
6) Increased operating expense of approx. $4 million for the continued implementation of the CIS

(1) Reconciliation to GAAP provided on slides 56, 91, 92, and 96.

50

HEALTHSOUTH

2013 Guidance - EPS

Earnings per Share from Continuing Operations Attributable to HealthSouth (1)
$1.61 to $1.68

(Updated to reflect the higher interest expense and lower share count as a result of the tender)

Considerations:

- ✓ Higher depreciation and amortization related to recent capital expenditures
- ✓ Assumes provision for income tax of approx. 40% in 2013 vs. approx. 38% (2) in 2012 and does not include the income tax benefit of at least $1.03 per basic share as a result of the April 25, 2013 agreements with the IRS
- ✓ Cash taxes expected to be $8 to $12 million
- ✓ Basic share count reflects the purchase of approx. 9.1 million shares in Q1 2013 through a tender offer

Based on results of Q1 2013, HealthSouth expects its 2013 full year results to be at the high end of, or greater than, this guidance range.

	EPS Guidance		
	Actual	Low	High
(In Millions, Except Per Share Data)	2012	2013	
Adjusted EBITDA	$ 505.9	$ 506	$ 516
Interest expense and amortization of debt discounts and fees	(94.1)	(100)	
Depreciation and amortization	(82.5)	(95)	
Stock-based compensation expense	(24.1)	(24)	
Other, including non-cash loss on disposal of assets	(4.4)	(7)	
	300.8	280	290
Certain Nonrecurring Expenses:			
Government, class action and related settlements	3.5	-	
Professional fees - accounting, tax and legal	(16.1)	(5)	
Loss on early extinguishment of debt	(4.0)	-	
Gain on consolidation of St. Vincent Rehabilitation Hospital	4.9	-	
Pre-tax income	**289.1**	**275**	**285**
Income tax (assumes 40% in 2013)	(108.6)	(110)	(114)
Income from continuing operations (1)	**$ 180.5**	**$ 165**	**$ 171**
Basic shares	94.6	88.0	88.0
Earnings per share (1)(3)	**$ 1.65**	**$ 1.61**	**$ 1.68**

(1) Income from continuing operations attributable to HealthSouth
(2) Estimated effective tax rate using pre-tax income from continuing operations attributable to HealthSouth
(3) The dividends related to our convertible perpetual preferred stock in 2012 and 2013 must be subtracted from income from continuing operations when calculating basic earnings per share.

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Income Tax Considerations GAAP Considerations: •As of 3/31/13, the Company’s federal NOL had a balance of approx. $906 million. •As a result of the April 25, 2013 agreements with the IRS, the Company will increase its federal NOL (on a gross basis) by at least $260 million in Q2 2013. • The Company has a remaining valuation allowance of approx. $40 million, primarily related to state NOLs. Cash Tax Payments: • The Company expects to pay approx. $8 million to $12 million per year of income tax. •HealthSouth is not currently subject to an annual use limitation (“AUL”) under Internal Revenue Code Section 382 (“Section 382”). An “ownership change,” as defined by Section 382, could subject the Company to an AUL, which would approximate the value of the Company at the time of the “ownership change” multiplied by the long- term tax exempt rate. 52

Adjusted Free Cash Flow (1) Considerations (1) Reconciliation to GAAP provided on slide 55 (2) Definition of adjusted free cash flow is net cash provided by operating activities of continuing operations minus capital expenditures for maintenance, net settlements on interest rate swaps, dividends paid on preferred stock, distributions to noncontrolling interests, and nonrecurring items. (3) Net of amortization of debt discounts and fees 53 Certain Cash Flow Items (2) (millions) 2013 Assumptions Q1 2013 Actuals 2012 Actuals  Cash interest expense (3) $92 to $97 $23.2 $90.4  Cash payments for taxes $8 to $12 $1.0 $11.8  Working capital and other $10 to $20 $4.8 $28.2  Maintenance CAPEX $80 to $90 $18.9 $83.0  Dividends paid on preferred stock $23 $5.7 $24.6 2013 reflects:  Continued spending on the CIS and hospital refresh projects  Completion of delevering and refinancing $155 $181 $243 $268 $309 2009 2010 2011 2012 Trailing 4 Qtrs Adjusted Free Cash Flow(1) (millions)

Free Cash Flow 54

Adjusted Free Cash Flow

Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow

	Q1		Full Year				
(Millions)	2013	2012	2012	2011	2010	2009	2008
Net cash provided by operating activities	$ 121.4	$ 81.0	$ 411.5	$ 342.7	$ 331.0	$ 406.1	$ 227.2
Impact of discontinued operations	0.7	(0.4)	(2.0)	(9.1)	(13.2)	(5.7)	(32.5)
Net cash provided by operating activities of continuing operations	122.1	80.6	409.5	333.6	317.8	400.4	194.7
Capital expenditures for maintenance [(1)]	(18.9)	(19.1)	(83.0)	(50.8)	(37.9)	(33.2)	(41.5)
Net settlements on interest rate swaps [(2)]	-	-	-	(10.9)	(44.7)	(42.2)	(20.7)
Dividends paid on convertible perpetual preferred stock	(5.7)	(6.8) [(3)]	(24.6)	(26.0)	(26.0)	(26.0)	(26.0)
Distributions paid to noncontrolling interests of consolidated affiliates	(13.2)	(13.1)	(49.3)	(44.2)	(34.4)	(32.6)	(33.4)
Non-recurring items:							
UBS Settlement proceeds, less fees to derivative plaintiffs' attorneys	-	-	-	-	-	(73.8)	-
Net premium paid (received) on bond issuance/redemption	-	-	1.9	22.8	-	-	-
Cash paid for professional fees - accounting, tax and legal	1.4	3.6	16.1	21.0	17.2	15.3	18.2
Cash paid for government, class action and related settlements	-	-	(2.6)	5.7	2.9	11.2	7.4
Income tax refunds related to prior periods	-	-	-	(7.9)	(13.5)	(63.7)	(89.4)
Adjusted free cash flow	**$ 85.7**	**$ 45.2**	**$ 268.0**	**$ 243.3**	**$ 181.4**	**$ 155.4**	**$ 9.3**

(1) Maintenance capital expenditures are expected to be $80 to $90 million in 2013.
(2) Final swap payment of $10.9 million was made in March 2011.
(3) Includes cash dividend payments of $6.5 million for dividends declared in Q4 2011 and paid in Q1 2012 plus $0.3 million for cumulative dividends paid for the preferred shares repurchased in Q1 2012.

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HEALTHSOUTH

Net Cash Provided by Operating Activities Reconciled to Adjusted EBITDA

	Q1		Full Year				
(Millions)	2013	2012	2012	2011	2010	2009	2008
Net cash provided by operating activities	$ 121.4	$ 81.0	$ 411.5	$ 342.7	$ 331.0	$ 406.1	$ 227.2
Provision for doubtful accounts	(7.4)	(6.3)	(27.0)	(21.0)	(16.4)	(30.7)	(23.0)
Professional fees—accounting, tax, and legal	1.4	3.6	16.1	21.0	17.2	8.8	44.4
Interest expense and amortization of debt discounts and fees	24.2	23.3	94.1	119.4	125.6	125.7	159.3
UBS Settlement proceeds, gross	-	-	-	-	-	(100.0)	-
Equity in net income of nonconsolidated affiliates	2.9	3.3	12.7	12.0	10.1	4.6	10.6
Net income attributable to noncontrolling interests in continuing operations	(14.6)	(12.6)	(50.9)	(47.0)	(40.9)	(33.3)	(29.8)
Amortization of debt discounts and fees	(1.0)	(0.9)	(3.7)	(4.2)	(6.3)	(6.6)	(6.5)
Distributions from nonconsolidated affiliates	(3.4)	(3.3)	(11.0)	(13.0)	(8.1)	(8.6)	(10.9)
Current portion of income tax expense (benefit)	1.8	2.1	5.9	0.6	2.9	(7.0)	(72.8)
Change in assets and liabilities	13.0	36.9	60.7	49.9	2.8	(2.1)	50.6
Net premium paid on bond issuance/redemption	-	-	1.9	22.8	-	-	-
Change in government, class action and related settlements liability	-	-	(2.6)	(8.5)	2.9	11.2	7.4
Cash used in (provided by) operating activities of discontinued operations	0.7	(0.4)	(2.0)	(9.1)	(13.2)	(5.7)	(32.5)
Other	0.3	0.3	0.2	0.6	2.0	1.3	(1.4)
Adjusted EBITDA	$ 139.3	$ 127.0	$ 505.9	$ 466.2	$ 409.6	$ 363.7	$ 322.6

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HEALTHSOUTH

Priorities for Free Cash Flow

Priorities may shift based on prevailing market conditions

(millions)

		2013 Assumptions	Q1 2013	2012 Actuals
Growth	**Growth in core business**			
	Bed expansions (target approx. 80 beds/yr)	$25 to $35	$4.4	$16.6
	De novo hospitals (target 4/yr)	$55 to $75	11.1	41.1
	Acquisitions (target 2/yr)			
	- Free standing IRFS [1]	TBD	11.0	-
	- Hospital units	TBD	-	3.1
		$80 to $110, excluding acquisitions	$26.5	$60.8
Debt Reduction		**2013 Assumptions**	**Q1 2013**	**2012 Actuals**
	Debt pay down, net	TBD	-	-
	Purchase leased properties [2]	$20 to $125	$3.3	$19.1
Shareholder Distribution	**Convertible preferred stock repurchase** [3]	TBD	-	46.5
	Cash dividends (one time or regular)	TBD	-	-
	Common stock repurchase [3]	TBD	232.6	-
		TBD	$235.9	$65.6

(1) Pre-payment made for acquisition of Walton Rehabilitation Hospital

(2) 2012 includes the purchase of the real estate (previously subject to an operating lease) associated with our joint venture hospital in Fayetteville, AR for approx. $15 million, half of which was reimbursed to us by our joint venture partner through a capital contribution; 2012 and 2013 include an initial investment for a replacement hospital for our currently leased hospital in Ludlow, MA.

(3) There is no outstanding authorization to purchase common or preferred stock.

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HEALTHSOUTH

Refinancing and Delevering 58

Debt Schedule (1) Based on 4 Qtr. trailing and 2012 Adjusted EBITDA of $518.2 million and $505.9 million, respectively; reconciliation to GAAP provided on slides 56, 91, 92, and 96. 59 Change S&P Moody March 31, Dec. 31, in Debt (Millions) Corporate BB- Ba3 2013 2012 vs. YE 2012 Advances under $600 million revolving credit facility, August 2017 - 1 Month LIBOR +175bps BB+ Baa3 122.0$ -$ 122.0$ Bonds Payable: 7.25% Senior Notes due 2018 BB- B1 302.8 302.9 (0.1) 8.125% Senior Notes due 2020 BB- B1 286.3 286.2 0.1 7.75% Senior Notes due 2022 BB- B1 280.6 280.7 (0.1) 5.75% Senior Notes due 2024 BB- B1 275.0 275.0 - Other notes payable 42.3 36.8 5.5 Capital lease obligations 68.6 71.9 (3.3) Long-term debt 1,377.6$ 1,253.5$ 124.1$ 2.7x 2.5x Credit Rating Debt to Adjusted EBITDA (1)

($ Billions) Year-End 2010 Goal: 3.75x to 4.00x (1) Based on 2008 and trailing 4 quarters Adjusted EBITDA of $322.6 million and $518.2 million, respectively; reconciliation to GAAP provided on slides 56 and 91-96. Debt and Liquidity March 31, Dec. 31, 2013 2012 Cash Available 80.1$ 132.8$ Revolver Total Line 600.0$ 600.0$ Less: – Draws (122.0) - – Letters of credit (35.9) (39.5) 442.1$ 560.5$ Total Liquidity 522.2$ 693.3$ Available Liquidity 60 $1.81 $1.66 $1.51 $1.25 $1.25 $1.38 YE 2008 YE 2009 YE 2010 YE 2011 YE 2012 Trailing 4 Qtrs 5.6x(1) 2.7x(1) Debt Outstanding Credit Ratings S&P Moodys Corporate Rating BB- Ba3 Stable Revolver Rating BB+ Baa3 Senior Notes Rating BB- B1 (b ill io n s)

Debt Maturity Profile 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 $303 Senior Notes 7.25% $286 Senior Notes 8.125% $281 Senior Notes 7.75% ($ in millions) $36 LC $600 Revolver L+175 March 31, 2013 (1) $442 Undrawn • 10% of the outstanding principal is currently callable per annum at 103%. • Redeemed 10% of the 2018 and 2022 notes in October 2012 (1) Does not include $342.2 million of convertible perpetual preferred stock and capital leases and other note payables.  No near-term maturities and well-spaced debt maturities  Limited exposure to higher interest rates $275 Senior Notes 5.75% HealthSouth is now positioned with a lower-cost, flexible capital structure… 61 $122

Credit Agreement Key Covenants (1) Terms Acquisitions Limited by compliance with leverage and interest coverage covenants currently requiring 4.5x and 2.75x, respectively Restricted payments: Share repurchase (2) $200 million (shared with other restricted payment basket) Other debt repurchase (2) $200 million (shared with other restricted payment basket) Unsecured debt issuance Unlimited up to 4.5x leverage ratio 62 (1) Amendments to the credit agreement were filed as Exhibit 10.1 to Form 10-Q on October 26, 2012. Full agreement filed as Exhibit 10.2 to Form 10-Q on August 4, 2011. (2) The maximum amount limitations above are subject to increase by a “grower” basket equal to 50% of excess cash flow plus certain other amounts including net cash proceeds from certain equity issuances. Purchases of the convertible perpetual preferred stock do not count against the restricted payments basket, so long as the leverage ratio is not greater than 3:1 and there is no default under other covenants. Based on year-end results and purchase of common stock in Q1 2013, the restricted payment basket (2) is greater than $100 million.

Growth 63

Demographics + population growth and changes (weighted by age) = Rehab CAGR Growth goals for the market and/or hospital Sales and Marketing Strategies • Defining “upstream” opportunities • Identifying CMS-13 discharges • “Converting” CMS-13 patients to rehab Market Dynamics • Existing IRF beds • Managed care penetration • Competition Organic Growth: A Strategic Framework Bottoms-up approach to HealthSouth’s growth projections 64

Organic Growth: Compounded Annual Growth Rate (CAGR) (1) (1) Numbers in map are for illustrative purposes only and do not represent actual results. (2)“Weighted for Rehab Services” - methodology weights growth in rehab age groups higher. % CAGR Rehab by Zip Code Weighted for Rehab Services (1) (2) Organic Growth • Demographic changes • Population growth % CAGR Weighted for Rehab Services Treasure Coast Primary 2.64% Treasure Coast SSA – Glades 1.47% Treasure Coast SSA – Martin 2.92% Okeechobee 2.34% Treasure Coast Tertiary 2.24% Combined 2.45% State of Florida 2.72% USA 2.31% 65

De Novo Market Selection Process 66 Active Development List Corporate Assessment Strategic Approach • Build • Buy • JV Regional President Priority Assessment “Deep Dive” Market Assessments Potential Opportunity List (160 opportunities identified) National Market Assessment (3,141 counties in 48 states studied) • Population and Demographics • IRF Conversion Rates • Acute Care Referral Sources • Inpatient Rehab Competition • Other Competitors • Payor Environment • CON/Non-CON

• No guarantee on timeframe or ultimate success • Input from design, operations and real estate • ~ Six acres with building expansion capability • Proximity to acute-care providers • Permitting • Land • IRR • NPV • Cash payback ..... CON Approval Site Selection Cost Assessment Pro forma Financials Execution • Design • Construction NO GO GO De Novo Evaluation Process 67 Market Selection GO NO GO

Illustrative De Novo Timeline 68 Day 1 CON Process Construction With CON Permitting & Design Planning & Zoning Groundbreaking Opening Construction Permitting & Design Planning & Zoning Groundbreaking Month 20 Opening Day 1 Without CON 6 months to 3 years 20 months

Portfolio Growth: De Novo (40 bed) Assumptions and Timing 69 (1) Future cash payback periods may increase when the Company exhausts its significant NOLs (slide 52). (2) Does not include Middletown, DE or Franklin, TN where CON awards are under appeal All projects have minimum IRR target of 15% (pre-tax). Investment Considerations • Target 4 openings/Year • Cash Payback (1) = 5 to 7 years • Assumes sequestration in 2013 • Inclusive of CON costs (where applicable) • Includes cost of CIS installation • All private rooms • A minimum of 30 patients treated for “zero” revenue (Medicare pre-certification) • Core infrastructure of building anticipates future expansion; potential to enhance returns with future bed expansion Capital Cost (millions) Low High Operational Date Location (2) Beds Construction, design, permitting, etc. $11.5 $15.5 TBD Q4 2015 Q4 2014 Q4 2014 Southwest Phoenix, AZ Modesto, CA Newnan, GA Altamonte Springs, FL 40 50 50 50 Land 2.0 2.5 Equipment (including CIS) 3.5 4.0 Q2 2013 Q2 2013 Littleton, CO Stuart, FL 40 34 $17.0 $22.0 Pre-Opening Expense (thousands) Low High Q4 2012 Ocala, FL 40 Operating $200 $300 Q4 2011 Cypress, TX 40 Salaries, wages, benefits 150 200 Q3 2010 Q2 2010 Bristol,VA Loudoun County, VA 25 40 $350 $500 Q3 2009 Mesa, AZ 40

(1) Hospital EBITDA = earnings before interest, taxes, depreciation and amortization directly attributable to the related hospital. De Novo Occupancy and EBITDA(1) Trends 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 1 2 3 4 5 6 7 8 9 10 11 12 Petersburg Fredericksburg Mesa Loudoun Bristol Cypress Ocala HLS Avg. 2012 Occupancy Months 70 Occupancy Sustained Positive EBITDA Range

Portfolio Growth: Acquisition Assumptions, Timing and Performance 71 (1) Future cash payback periods may increase when the Company exhausts its significant NOLs (slide 52). Acquisition Assumptions Investment Considerations Value Added • Cash Payback (1) = 4 to 6 years • Target: 2 acquisitions/Year • Assumes sequestration in 2013 • TeamWorks approach to sales/marketing • Labor management tools and “best practices” • Clinical expertise • Clinical technology and programming • Supply chain efficiency • Medical leadership and clinical advisory boards All projects have minimum IRR target of 15% (pre-tax). Unit Acquisitions Location Beds Date Acquired San Antonio, TX 34 Q3 2012 Ft. Smith, AR 30 Q3 2010 Little Rock, AR 23 Q1 2010 Altoona, PA 18 Q4 2009 Arlington, TX 30 Q3 2008 IRF Acquisition Location Date Acquired Acquired Census One Year Later Census Augusta, GA Q2 2013 31 TBD Cincinnati, OH Q4 2011 0 27 Sugar Land, TX Q3 2010 26 35 Las Vegas, NV Q2 2010 16 35 Vineland, NJ Q3 2008 26 31

72 Acute Care Hospital Discharge Long-Term Acute Care Hospital Hospice Inpatient Rehabilitation Facility (1) Skilled Nursing Facility Home Health (1) (Highest Acuity) (Lowest Acuity) Future Growth: Complementary Post-Acute Care Services Medicare Spending (billions) $5.4 $13.0 $6.7 $31.8 $19.6 # of Discharges 134,683 1,159,000 359,000 2,418,442 3,400,000 Length of Stay 26.6 days 86 days 13.1 days <100 days N/A # of Providers 436 3,696 1,165 15,161 12,026 Facility Ownership Mix For-Profit (83%) Non-Profit (16%) Gov't (1%) For-Profit (55%) Non-Profit (31%) Other (14%) For-Profit (25%) Non-Profit (62%) Gov't (13%) For-Profit (70%) Non-Profit (25%) Gov't (5%) For-Profit (87%) Non-Profit (13%) Hospital vs. Free-standing Free-standing (70%) Hospital Based (30%) Free-standing (70%) Hospital Based (14%) Home Based (16%) Free-standing (20%) Hospital Based (80%) Free-standing (94%) Hospital Based (6%) N/A Rural vs. Urban Urban (95%) Rural (5%) Urban (70%) Rural (30%) Urban (83%) Rural (17%) Urban (70%) Rural (30%) Urban (86%) Rural (14%) (1) For information on HealthSouth’s hospital portfolio, see slide 4. Sources: Medpac Data Book, June 2012 – pages 117-119, 126, 127, 129, 133, 135, 192, and 194, Medpac Payment Policy, March 2012 – pages 175, 198, 239, 290, 302

• The Company has adequate cash to fund growth. • The Company continues to have excellent organic growth opportunities.  Located in Medicare growth markets  Nondiscretionary nature of many conditions served  Track record of consistent market share gains • De novos and targeted IRF acquisitions will allow entry to, and growth in, new markets.  Disciplined evaluation process  Proven track record of success • Longer-term consideration of acquiring complementary post-acute services predicated on:  Regulatory clarity  Favorable market conditions  Purchase price and terms and conditions Growth: Summary 73 The Company still believes investing in growth is a correct long-term strategy. In response to uncertainty coming from Washington, D.C., and the dislocation in the capital markets, the Company slowed the development of new de novos in the third and fourth quarters of 2011. Once the Budget Control Act of 2011 outcome was known (2% sequestration), the Company recharged its de novo development.

Operational Initiatives 74

Operational Strategy Excellence in … 75 • Care Management TeamWorks project • Identify trends and establish “best practices” for the prevention of acute care transfers • Provide a robust rehabilitation specific clinical education program for nurses and therapists • BEACON management reporting system • Standardize best practices across hospitals • Maximize hospital utilization of national procurement contracts • Patient satisfaction survey tool through Press Ganey • CPR (Comfort, Professionalism, Respect) patient experience campaign • Customer training videos for hospital staff Clinical Care Operations Service Electronic clinical information system (CIS)

CIS Standardization Improves Patient Safety and Streamlines Operational Efficiencies Pre-Admission Assessment & Approval Discharge Planning and Patient Education • Patient History • Problems and Diagnoses •Orders and Results • Plan of Care • Workflow Alerts and Reminders • Treatment and Interventions Document Imaging Charge and Registration Services • Registration • Census • Coding • Billing Quality Reporting • Uniform Data Systems • Clinical Data Warehouse • Clinical Intelligence Integrated Electronic Medical Record Referral Hospitals Coordinate Care and Engage Patients Ancillary Services Clinical Notes • Physician • Nursing • Therapy • Care Mgmt. Integrated and Bar-coded Point of Care Medication Administration Treatment Plan • Computerized Physician Order Entry (CPOE) • Clinical Decision Support (CDS) CIS Benefits and Value Proposition • Streamline sales and marketing process • Clinical charge capture efficiency • Real time awareness of therapy intensity (higher intensity associated with better outcomes) • Enterprise standardized clinical document ion a d coding processes • Workflow management, patient/resource scheduling Operational Efficiencies • Automated medication administration at the point of care • Clinical data repository (reporting and outcomes) • Real time patient condition awareness • Rule driven identification of preventable adverse medical events Patient Safety 76 • Stage setter for interoperability with referral sources and health information exchanges • Patient-centered care is a key competitive differentiator and impacts patient choice Cost-Effectiveness 76

CIS Benefits and Value Proposition • Streamline sales and marketing process • Clinical charge capture efficiency • Real time awareness of therapy intensity (higher intensity associated with better outcomes) • Enterprise standardized clinical documentation and coding processes • Workflow management, patient/resource scheduling Operational Efficiencies • Automated medication administration at the point of care • Clinical data repository (reporting and outcomes) • Real time patient condition awareness • Rule driven identification of preventable adverse medical events Patient Safety 77 • Stage setter for interoperability with referral sources and health information exchanges • Patient-centered care is a key competitive differentiator and impacts patient choice. Cost-Effectiveness

CIS Timeline

ACE IT
Advancing Clinical Excellence Through Information Technology

2013 - 2017	• Complete installation in remaining hospitals and acquired hospitals • Install ACE IT in all de novo HealthSouth hospitals
2012	• Installed ACE IT in 12 existing hospitals • Installed ACE IT in de novo located in Ocala, FL
2011	• Signed contract with Cerner for Company-wide implementation starting in 2012 • Installed ACE IT in existing HealthSouth hospital (Valley of the Sun) • Installed ACE IT in HealthSouth Rehabilitation Hospital of Cypress, TX
2010	• Installed ACE IT in HealthSouth Rehabilitation Hospital of Northern VA hospital
2009	• Pilot project kickoff in August; designated "ACE IT" • Core team assembled; pilot hospitals identified • Cerner selected for pilot
2008	• Restarted evaluation of three potential vendors
2006 - 2007	• CIS project put on hold due to financial constraints, divestitures, and delevering • Initial vendor evaluations in 2006
2005	• Initial request for proposal sent to six vendors; six vendors responded; three finalists were chosen

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CIS Cost

- **No incentive payments (i.e. "HITECH") for inpatient rehabilitation hospitals [(1)]**
  - Only acute care hospitals are eligible
- **Installation cost will vary by hospital depending on items such as size and physical plan.**
  - Installation cost expected to be in a range of $1 million to $1.5 million per hospital.
  - Approx. 70% of the initial spend will be capital expense and the remainder will be operating expense.
- **Projected/estimated costs:**

($ millions)	2012 Actual	2013 Estimate	2014 Estimate	2015 Estimate
No. of hospitals installed	13	20	20	20
Operating expenses	$9	~$14	~$15	~$17
CAPEX	$18	~$21	~$17	~$22

(1) The American Recovery and Reinvestment Act of 2009 (Pub. L. 111–5) provides incentive payments to eligible professionals, eligible hospitals, and critical access hospitals participating in Medicare and Medicaid programs that adopt and successfully demonstrate "meaningful use" of certified electronic health record technology.

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TeamWorks: Care Management

2012 was the first full year of "Care Management" implementation.



Referral Management
Pre-authorization / Pre-certification
Patient Assessment
Care Delivery & Documentation
Interdisciplinary Team Process
Denials & Approvals
Outcomes Analysis
Effective & Efficient Care Management

Goals

- Improve operational effectiveness, patient satisfaction, and quality outcomes
- Engage interdisciplinary teams
- Reduce:
  - Complication rates
  - Cost per case
  - Payor denials
- Increase:
  - Quality outcomes
  - Patient involvement in care decisions
- Standardize "Care Management" staffing (added approx. one clinical resource per hospital)

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HEALTHSOUTH

CPR: Comfort, Professionalism, Respect • All employees trained in the CPR campaign. • Hospital-based trained facilitators will work directly with employees. • A series of short videos is used to depict common scenarios of patient/staff situations. • Facilitator training is highly interactive, encouraging discussions among staff. CPR is an in-house course designed to train all employees to realize that even minor encounters between staff and patients can have a memorable impact on the patient’s entire experience. Ultimate goal is to improve employee- to-patient interactions, leading to: • Improved patient satisfaction scores • Reduced patient complaints • More satisfied employees 81

82

83 BEACON: Management Reporting (1) (1) Numbers in screen shot have been modified for presentation and do not represent actual results.  Provides regional and hospital leadership near real-time data to run the business  Benchmarking – side-by-side hospital comparison to promote best practices  Quality • Key care indicators • Patient satisfaction  Volume metrics – admissions, discharges, and daily census  Labor productivity  Other variable expenses  Accounts Receivable Beacon – “Proprietary Operation Management Tool”

84 BEACON: SmartSystem Analytics  Standardized best practices and purchasing  Optimize vendor relationships through Electronic Data Interchange (EDI) and vendor consolidation  National procurement contracts awarded through standardized RFP processes  Leverage scale to receive competitive terms and pricing  Maximizes hospital utilization of national procurement contracts  Active management of cost per patient-day ($PPD) by expense type SmartSystem -“Proprietary Supply-Chain Management and Procurement Solution”

Operational Initiatives: SmartSystem 85 $887 $883 $869 $827 $816 2009 2010 2011 2012 Trailing 4 Qtrs Supply Cost per Discharge 85 Completed initiatives: • Dialysis • Food • Pharmacy • Office Supplies • Outside patient service • Therapy equipment • Supply costs per discharge have been reduced while acuity is increasing. • Savings have more than offset the effect of inflation.

Operational Metrics 86

• Salaries and Benefits reflects continued improvement from productivity gains and growing revenue base. • Hospital-related Expenses includes other operating (1), supplies, and occupancy. • General and Administrative excludes stock-based compensation. • Provision for Doubtful Accounts varies based on timing of denials by Medicare contractors. • Employees per Occupied Bed (“EPOB”) is calculated by dividing the number of full-time equivalents, including an estimate of full-time equivalents from the utilization of contract labor, by the number of occupied beds during each period. The number of occupied beds is determined by multiplying the number of licensed beds by the Company’s occupancy percentage. 50.8% 22.3% 5.5% 1.4% 49.7% 21.8% 5.1% 1.7% 49.1% 22.0% 4.8% 0.9% 48.4% 21.5% 4.5% 1.0% 48.6% 20.8% 4.3% 1.2% 48.0% 20.3% 4.2% 1.3% Salaries and Benefits Hospital-related Expenses General & Administrative Provision for Doubtful Accounts Operational Metrics: Expense Efficiencies (% of Net Operating Revenues) 2008 2009 2010 2011 2012 Q113 2008 2009 2010 2011 2012 Q113 2008 2009 2010 2011 2012 Q113 2008 2009 2010 2011 2012 Q113 3.59 3.52 3.49 3.47 3.42 3.31 EPOB 87 (1) Excludes loss on disposal or impairment of assets

Operational and Labor Metrics

	Q1 2013	Q4 2012	Q3 2012	Q2 2012	Q1 2012	Q4 2011	Q3 2011	Q2 2011	Q1 2011	Full Year 2012	Full Year 2011	Full Year 2010
						(In Millions)						
Net patient revenue-inpatient	$ 537.1	$ 518.1	$ 498.9	$ 495.0	$ 500.6	$ 480.1	$ 458.8	$ 465.4	$ 462.1	$ 2,012.6	$ 1,866.4	$ 1,722.7
Net patient revenue-outpatient and other revenues	35.5	34.8	38.1	38.4	38.0	38.0	38.9	39.7	43.9	149.3	160.5	154.9
Net operating revenues	$ 572.6	$ 552.9	$ 537.0	$ 533.4	$ 538.6	$ 518.1	$ 497.7	$ 505.1	$ 506.0	$ 2,161.9	$ 2,026.9	$ 1,877.6
						(Actual Amounts)						
Discharges [1]	32,130	31,695	30,569	30,719	30,871	30,066	29,350	29,811	29,127	123,854	118,354	112,514
Outpatient visits	200,471	198,139	221,648	229,152	231,243	225,062	236,969	244,647	236,761	880,182	943,439	1,009,397
Average length of stay	13.5	13.2	13.6	13.4	13.5	13.4	13.4	13.4	13.8	13.4	13.5	13.8
Occupancy %	72.4%	68.2%	68.3%	69.2%	70.7%	67.7%	67.2%	69.0%	70.2%	68.2%	67.7%	67.0%
# of licensed beds	6,646	6,656	6,598	6,538	6,500	6,461	6,376	6,356	6,350	6,656	6,461	6,331
Occupied beds	4,812	4,539	4,506	4,524	4,596	4,374	4,285	4,386	4,458	4,539	4,374	4,242
Full-time equivalents (FTEs) [2]	15,819	15,617	15,545	15,378	15,271	15,079	15,081	15,150	15,045	15,453	15,089	14,705
Contract labor	85	73	61	56	69	56	60	76	89	65	70	79
Total FTE and contract labor	15,904	15,690	15,606	15,434	15,340	15,135	15,141	15,226	15,134	15,518	15,159	14,784
EPOB [3]	3.31	3.46	3.46	3.41	3.34	3.46	3.53	3.47	3.39	3.42	3.47	3.49

(1) Represents discharges from HealthSouth's 98 consolidated hospitals in Q1 2013 and Q4 2012, 97 consolidated hospitals in Q3 2012; 96 consolidated hospitals in Q2 2012, Q1 2012, and Q4 2011; 94 consolidated hospitals in Q3 2011, Q2 2011, Q1 2011, and 2010.

(2) Excludes approximately 400 full-time equivalents who are considered part of corporate overhead with their salaries and benefits included in general and administrative expenses in the Company's consolidated statements of operations. Full-time equivalents included in the above table represent HealthSouth employees who participate in or support the operations of the Company's hospitals.

(3) Employees per occupied bed, or "EPOB," is calculated by dividing the number of full-time equivalents, including an estimate of full-time equivalents from the utilization of contract labor, by the number of occupied beds during each period. The number of occupied beds is determined by multiplying the number of licensed beds by the Company's occupancy percentage.

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Payment Sources (Percent of Revenues) 2013 2012 2012 2011 2010 Medicare 74.7% 73.5% 73.4% 72.0% 70.5% Medicaid 1.1% 1.1% 1.2% 1.6% 1.8% Workers' compensation 1.3% 1.5% 1.5% 1.6% 1.6% Managed care and other discount plans (1) 18.5% 19.3% 19.3% 19.8% 21.3% Other third-party payors 1.7% 1.7% 1.8% 2.0% 2.3% Patients 1.1% 1.4% 1.3% 1.2% 1.3% Other income 1.6% 1.5% 1.5% 1.8% 1.2% Total 100.0% 100.0% 100.0% 100.0% 100.0% Q1 Full Year (1) Managed Medicare revenues represent ~ 8%, 8%, 8%, 7%, and 8% of total revenues for Q1 2013, Q1 2012, and full-years 2012, 2011, and 2010, respectively, and are included in “Managed care and other discount plans.” 89

Reconciliations to GAAP 90

Reconciliation of Net Income to Adjusted EBITDA (1) (1) (2) – Notes on slide 96. (in millions, except per share data) Total Per Share Net income 65.9$ Loss from disc ops, net of tax, attributable to HealthSouth 0.4 Net income attributable to noncontrolling interests (14.6) Income from continuing operations attributable to HealthSouth (2) 51.7 0.48$ Pro fees - acct, tax, and legal 1.4 Provision for income tax expense 33.5 Interest expense and amortization of debt discounts and fees 24.2 Depreciation and amortization 22.1 Other, including net noncash loss on disposal of assets 0.1 Stock-based compensation expense 6.3 Adjusted EBITDA (1) 139.3$ Weighted average common shares outstanding: Basic 94.0 Diluted 107.1 2013 Q1 91

Reconciliation of Net Income to Adjusted EBITDA (1)

(in millions, except per share data)	2012 Q1 Total	Q1 Per Share	Q2 Total	Q2 Per Share	Q3 Total	Q3 Per Share	Q4 Total	Q4 Per Share	Full Year Total	Full Year Per Share
Net income	$ 56.8		$ 59.9		$ 59.9		$ 59.3		$ 235.9	
Loss (income) from disc ops, net of tax, attributable to HealthSouth	0.4		(3.5)		0.5		(1.9)		(4.5)	
Net income attributable to noncontrolling interests	(12.6)		(13.2)		(12.8)		(12.3)		(50.9)	
Income from continuing operations attributable to HealthSouth (2)	44.6	$ 0.40	43.2	$ 0.39	47.6	$ 0.44	45.1	$ 0.42	180.5	$ 1.65
Gov't, class action, and related settlements	-		-		(3.5)		-		(3.5)	
Pro fees - acct, tax, and legal	3.6		5.5		4.1		2.9		16.1	
Provision for income tax expense	29.1		26.9		28.1		24.5		108.6	
Interest expense and amortization of debt discounts and fees	23.3		23.0		23.5		24.3		94.1	
Depreciation and amortization	19.5		20.0		21.3		21.7		82.5	
Loss on early extinguishment of debt	-		-		1.3		2.7		4.0	
Gain on consolidation of St. Vincent Rehabilitation Hospital	-		-		(4.9)		-		(4.9)	
Other, including net noncash loss on disposal of assets	0.8		0.6		1.6		1.4		4.4	
Stock-based compensation expense	6.1		5.9		6.1		6.0		24.1	
Adjusted EBITDA (1)	$ 127.0		$ 125.1		$ 125.2		$ 128.6		$ 505.9	
Weighted average common shares outstanding:										
Basic		94.5		94.6		94.7		94.7		94.6
Diluted		108.7		108.0		108.1		108.0		108.1

(1) (2) – Notes on slide 96.

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Reconciliation of Net Income to Adjusted EBITDA (1) (1) (2) – Notes on slide 96. 93 (in millions, except per share data) Total Per Share Total Per Share Total Per Share Total Per Share Total Per Share Net income 91.5$ 32.3$ 68.3$ 62.5$ 254.6$ (Income) loss from disc ops, net of tax, attributable to HealthSouth (17.6) (2.5) (34.8) 5.0 (49.9) Net income attributable to noncontrolling interests (11.7) (10.4) (11.3) (12.5) (45.9) Income from continuing operations attributable to HealthSouth (2) 62.2 0.57$ 19.4 0.14$ 22.2 0.17$ 55.0 0.50$ 158.8 1.42$ Gov't, class action, and related settlements - (10.6) - (1.7) (12.3) Pro fees - acct, tax, and legal 3.8 8.4 4.0 4.8 21.0 Provision for income tax (benefit) expense (7.4) 11.2 18.1 15.2 37.1 Interest expense and amortization of debt discounts and fees 35.1 34.9 26.3 23.1 119.4 Depreciation and amortization 19.5 19.6 19.5 20.2 78.8 Loss on early extinguishment of debt - 26.1 12.7 - 38.8 Net noncash loss on disposal of assets 0.1 1.0 2.8 0.4 4.3 Stock-based compensation expense 4.2 5.3 4.9 5.9 20.3 Adjusted EBITDA (1) 117.5$ 115.3$ 110.5$ 122.9$ 466.2$ Weighted average common shares outstanding: Basic 93.1 93.3 93.3 93.3 93.3 Diluted 109.0 109.5 109.2 109.1 109.2 2011 Q1 Q2 Full YearQ3 Q4

Reconciliation of Net Income to Adjusted EBITDA (1)

(in millions, except per share data)	2010 Q1 Total	Q1 Per Share	Q2 Total	Q2 Per Share	Q3 Total	Q3 Per Share	Q4 Total	Q4 Per Share	Full Year Total	Full Year Per Share
Net income	$ 50.5		$ 57.5		$ 41.9		$ 789.9		$ 939.8	
Income from disc ops, net of tax, attributable to HealthSouth	(1.2)		(3.4)		(3.4)		(1.2)		(9.2)	
Net income attributable to noncontrolling interests	(9.8)		(10.2)		(10.1)		(10.7)		(40.8)	
Income from continuing operations attributable to HealthSouth (2)	39.5	$ 0.36	43.9	$ 0.40	28.4	$ 0.24	778.0	$ 7.15	889.8	$ 8.20
Gov't, class action, and related settlements	-		-		0.8		0.3		1.1	
Pro fees - acct, tax, and legal	2.9		5.7		5.2		3.4		17.2	
Loss (gain) on interest rate swaps	4.3		(0.3)		9.0		0.3		13.3	
Provision for income tax expense (benefit)	2.4		(1.3)		(0.4)		(741.5)		(740.8)	
Interest expense and amortization of debt discounts and fees	30.5		30.1		30.8		34.2		125.6	
Depreciation and amortization	17.5		17.8		18.4		19.4		73.1	
Net noncash loss on disposal of assets	-		0.4		0.1		0.9		1.4	
Loss on early extinguishment of debt	0.3		0.1		-		11.9		12.3	
Stock-based compensation expense	3.8		4.0		3.4		5.2		16.4	
Other	-		-		0.2		-		0.2	
Adjusted EBITDA (1)	$ 101.2		$ 100.4		$ 95.9		$ 112.1		$ 409.6	
Weighted average common shares outstanding:										
Basic		92.7		92.8		92.8		92.8		92.8
Diluted		108.0		108.2		108.3		108.8		108.5

(1) (2) – Notes on slide 96.

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HEALTHSOUTH

Reconciliation of Net Income to Adjusted EBITDA (1) (in millions, except per share data) Total Per Share Total Per Share Net income 281.8$ 128.8$ Income from disc ops, net of tax, attributable to HealthSouth (32.5) (17.7) Net income attributable to noncontrolling interests (29.4) (34.0) Income from continuing operations attributable to HealthSouth (2) 219.9 2.28$ 77.1 0.58$ Gain on UBS Settlement (121.3) - Gov't, class action, and related settlements (67.2) 36.7 Pro fees - acct, tax, and legal 44.4 8.8 Loss on interest rate swaps 55.7 19.6 Provision for income tax benefit (69.1) (2.9) Interest expense and amortization of debt discounts and fees 159.3 125.7 Depreciation and amortization 78.9 67.6 Impairment charges, including investments 2.4 1.4 Net noncash loss on disposal of assets 2.0 3.4 Loss on early extinguishment of debt 5.9 12.5 Stock-based compensation expense 11.7 13.4 Other - 0.4 Adjusted EBITDA (1) 322.6$ 363.7$ Weighted average common shares outstanding: Basic 83.0 88.8 Diluted 96.4 103.3 2008 2009 (1) (2) – Notes on slide 96. 95

Reconciliation Notes for Slides 91-95 1. Adjusted EBITDA is a non-GAAP financial measure. The Company’s leverage ratio (total consolidated debt to Adjusted EBITDA for the trailing four quarters) is, likewise, a non- GAAP financial measure. Management and some members of the investment community utilize Adjusted EBITDA as a financial measure and the leverage ratio as a liquidity measure on an ongoing basis. These measures are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance or liquidity. In evaluating Adjusted EBITDA, the reader should be aware that in the future HealthSouth may incur expenses similar to the adjustments set forth. 2. Per share amounts for each period presented are based on diluted weighted average shares outstanding unless the amounts are antidilutive, in which case the per share amount is calculated using the basic share count after subtracting the quarterly dividend on the convertible perpetual preferred stock. The difference in shares between the basic and diluted shares outstanding is primarily related to our convertible perpetual preferred stock. 96